EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-196012, 333-167887, 333-134630, 333-115841 and 333-85900) and Form S-3 (No. 333-197345) of Harvest Natural Resources, Inc. and subsidiaries, of our report dated March 6, 2017, relating to the consolidated financial statements of Harvest Natural Resources Inc. and subsidiaries as of December 31, 2016 and 2015 and for the years then ended, which appear in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas

March 6, 2017